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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to incorporation by reference in the Registration Statement (No. 333-90917) on Form S-8 of Symphonix Devices, Inc. of our report dated February 14, 2001 relating to the consolidated balance sheet of Symphonix Devices, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statement of operations, stockholder's equity, comprehensive loss and cash flows for the year then ended and the related consolidated financial statement schedule, which report appears in the December 31, 2000 Annual Report on Form 10-K of Symphonix Devices, Inc.

                                          /s/ KPMG LLP
San Francisco, California
March 30, 2001